Exhibit 4.2

Execution Copy

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of April 20, 2016 (this “Amendment”), to the Rights Agreement, dated as of October 13, 2015 (the “Original Rights Agreement”), by and between Support.com, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Original Rights Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 27 of the Original Rights Agreement, prior to the Distribution Date (as defined in the Original Rights Agreement), and except as otherwise provided in such Section, the Company, by action of the Board, may from time to time, in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Original Rights Agreement in any respect in accordance with the provisions of such Section;

WHEREAS, as of the date hereof, a Distribution Date has not occurred (as defined in the Original Rights Agreement); and

WHEREAS, pursuant to the terms of the Original Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Original Rights Agreement be amended as set forth in this Amendment, and by its execution and delivery hereof, directs the Rights Agent to execute this Amendment; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Original Rights Agreement and in this Amendment, the parties hereto hereby agree as follows:

1.          Definitions. Unless otherwise specifically defined herein, all terms used herein shall have the meaning ascribed to such terms in the Original Rights Agreement.

2.          Amendment. Section 7(a) of the Original Rights Agreement is hereby amended to replace the date “October 10, 2016” with “April 20, 2016.”

3.          Further Amendments. Consistent with the amendment to Section 7(a) of the Original Rights Agreement set forth in Section 2 above, Exhibit B and Exhibit C to the Original Rights Agreement are hereby amended to replace the date “October 10, 2016” with the date “April 20, 2016” in each place it appears.

4.          Amendment Only. This Amendment is only an agreement amending and modifying certain provisions of the Original Rights Agreement. All of the provisions of the Original Rights Agreement are incorporated herein by reference and shall continue in full force and effect.

5.          Applicable Law. This Amendment shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such state, without regard to its conflicts of law principles.

6.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of each party hereto, and their respective successors and assigns.

7.          General.

7.1.          Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

7.2          Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Amendment executed or transmitted electronically (including by fax and ..pdf) will have the same authority, effect and enforceability as an original signature. No party hereto may raise the use of such electronic execution or transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to the Original Rights Agreement to be executed and delivered by its duly authorized officers or representatives as of the day and year first written above.

SUPPORT.COM, INC.

By:	/s/ Elizabeth M. Cholawsky
Elizabeth M. Cholawsky
President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Patrick Hayes
Name: Patrick Hayes
Title: Vice President and Manager
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